Exhibit 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to use in this Form 10-KSB of our report dated June 21, 2006, relating to the financial statements of Transnational Financial Network, Inc. as of and for the year ended April 30, 2006.

/s/ Bedinger & Company
Certified Public Accountants
July 21, 2006